Exhibit 99.1

FOR IMMEDIATE RELEASE

AMAG PHARMACEUTICALS COMPLETES DIVESTITURE OF CORD BLOOD REGISTRY®

WALTHAM, Mass., August 06, 2018 — AMAG Pharmaceuticals, Inc. (NASDAQ:AMAG) today announced it has closed the previously announced divestiture of Cord Blood Registry (CBR®) to GI Partners, a private equity investment firm, for $530 million in an all cash sale. The purchase price is subject to customary purchase price adjustments with respect to working capital, cash, indebtedness and transaction expenses as previously disclosed. The company intends to use the majority of the transaction proceeds to pay off the remaining $475 million of principal of its 7.875% senior notes.

“Completing the divestiture of CBR is an important step in the successful execution of AMAG’s strategic plan which focuses on growing and diversifying our pharmaceutical business,” said William Heiden, president and chief executive officer at AMAG. “Paying off our high-yield notes will align the balance sheet with our long-term growth plans and provide us with flexibility to develop and deliver innovative therapies for patients with unmet medical needs.”

On August 2, the company provided updated 2018 revenue, operating income and adjusted EBITDA guidance, which remains unchanged. The updated financial guidance reflects the CBR divestiture, strong financial performance in the first half from the company’s pharmaceutical products as well forecasted performance for the second half of the year.

About AMAG

AMAG is a pharmaceutical company focused on bringing innovative products to patients with unmet medical needs. The company does this by leveraging its development and commercial expertise to invest in and grow its pharmaceutical products across a range of therapeutic areas, including women’s health. In addition, AMAG seeks to collaborate on and acquire promising therapies at various stages of development, and advance them through the clinical and regulatory process to deliver new treatment options to patients. For additional company information, please visit www.amagpharma.com.

Forward Looking Statements

This press release contains forward-looking information about AMAG within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including, among others, AMAG’s beliefs that the divestiture of CBR is an important step in aligning AMAG’s balance sheet with its strategic growth plan and expectations that AMAG will use the transaction proceeds to pay off its high-yield debt, are based on management’s current expectations and beliefs and are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include those risks identified in AMAG’s filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31,

2017, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 and subsequent filings with the SEC, which are available at the SEC’s website at www.sec.gov. Any such risks and uncertainties could materially and adversely affect AMAG’s results of operations, its profitability and its cash flows, which would, in turn, have a significant and adverse impact on AMAG’s stock price. AMAG cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.

AMAG disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

AMAG Pharmaceuticals® is a registered trademark of AMAG Pharmaceuticals, Inc. Cord Blood Registry® and CBR® are registered trademarks of Cbr Systems, Inc.

CONTACTS:
Investors:
Linda Lennox
908-627-3424

Media:
Rushmie Nofsinger
781-530-6838